UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE BANK OF NEW YORK MELLON CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO PROXY STATEMENT DATED MARCH 1, 2023

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 12, 2023

This supplement (this “Supplement”) supplements the definitive proxy statement filed by The Bank of New York Mellon Corporation (“we” or the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) on March 1, 2023 (the “2023 Proxy Statement”) and made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the 2023 Annual Meeting of Stockholders, at 9:00 a.m., Eastern Time at 240 Greenwich Street, New York, New York 10286 (the “Annual Meeting”). This Supplement is being filed with the SEC and made available to stockholders on or about March 24, 2023.

This Supplement updates the disclosure in the 2023 Proxy Statement in the section titled “Item 5. Approval of 2023 Long-Term Incentive Plan—Voting” to remove the reference to abstentions. The paragraph in that section is hereby revised in its entirety to read as follows:

Adoption of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of our common stock voting in person or by proxy.

Except as described in this Supplement, none of the items or information presented in the 2023 Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the 2023 Proxy Statement contains other important additional information. This Supplement should be read in conjunction with the 2023 Proxy Statement.

If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote. This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the 2023 Proxy Statement.